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SUBSIDIARIES                                                          EXHIBIT 21


                                                                     JURISDICTION OF               % OF VOTING
NAME OF CORPORATION                                                  INCORPORATION               SECURITIES OWNED
-----------------------------------------------------------------------------------------------------------------
Advertising Distributors of Maryland, Inc.                           Maryland                          100
Direct Market Concepts, Inc.                                         Florida                           100
The Flyer Publishing Corporation                                     Florida                           100
Harte-Hanks Agency, Inc.                                             Delaware                          100
HTS, Inc.                                                            Connecticut                       100
Harte-Hanks Community Newspapers, Inc.                               Texas                             100
Harte-Hanks Direct Mail/California Inc.                              California                        100
Harte-Hanks Direct Marketing/Dallas, Inc.                            Delaware                          100
Harte-Hanks do Brazil Consultoria e
   Servicos Ltda.(1)                                                 Brazil                            100
Harte-Hanks Limited(1)                                               United Kingdom                    100
Harte-Hanks Pty Limited (1)                                          Australia                         100
Harte-Hanks Shoppers, Inc.                                           California                        100
Harte-Hanks Television, Inc.                                         Delaware                          100
Independent Publishing Company                                       South Carolina                    100
Jordan Dennis Company, Inc.                                          Massachusetts                     100
Mid-America CDM, Inc.                                                Ohio                              100
NSO, Inc.                                                            Ohio                              100
Northern Comprint Co.                                                California                        100
Pennysaver Publications, Inc.                                        Texas                             100
Potpourri Shopper, Inc.                                              California                        100
RMH Research, Inc.                                                   New Jersey                        100
Select Marketing, Inc.                                               Texas                             100
Southern Comprint Co.                                                California                        100
Urban Data Processing, Inc.                                          Massachusetts                     100


(1) Owned by Urban Data Processing, Inc.





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